Exhibit (c)(v)

Confidential ? Preliminary Draft Project Everest Peer Operational Benchmarking September 5, 2023

Confidential ? Preliminary Draft Everest ? Operational Benchmarking Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis BillTrust financials represent the latest figures available prior to the take-private by EQT (9/28/22). As such, they represent different periods than those for the other trading peers Median: 26.3% Median: 19.4% 36.1% 37.6% 36.0% Revenue 30.7% 31.1% Growth 27.2% 26.9% 24.5% 27.6% 2023E 23.1% 21.9% 21.8% 16.8% 16.8% 12.0% 10.9% 12.6% 2.2% 1 Everes t B Everest Enterpri WholeCo Cons. Median: 15.6% Median: 19.8% Revenue Growth 27.9% 27.6% 24.4% 25.6% 25.4% 2024E 21.9% 20.4% 23.5% 23.6% 19.3% 19.5% 16.9% 13.4% 14.2% 13.5% 12.5% 11.7% 6.6% 1 Everes ust B om Everest Enterpri WholeCo Cons. 2 Project Everest Source: Company filings, FactSet (9/1/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay 1. Represents latest Billtrust financials prior to acquisition by EQT (Data as of 9/28/22); BTRS ?21-22E used as proxy for 2023E growth; BTRS ?22-23E used as proxy for 2024E growth

Confidential – Preliminary Draft Everest – Operational Benchmarking (Cont’d) Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis BillTrust financials represent the latest figures available prior to the take-private by EQT (9/28/22). As such, they represent different periods than those for the other trading peers Median: 70.9% Median: 71.0% 93.6% 100.0% 85.2% 89.6% 85.7% Gross 81.3% 79.8% 78.7% 79.0% Margin 73.9% 73.1% 67.9% 68.9% 65.8% 65.0% 67.9% 2023E 50.7% 30.8% 1 Median: 72.1% Median: 71.4% 95.0% 100.0% 84.2% 88.6% 87.7% Gross 81.0% 79.1% 78.5% 79.9% 75.5% 73.5% Margin 68.8% 69.3% 66.1% 65.3% 68.1% 2024E 52.0% 31.9% 1 3 Project Everest Source: Company filings, FactSet (9/1/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay 1. Represents latest Billtrust financials prior to acquisition by EQT (Data as of 9/28/22); BTRS ‘22E margin used as proxy for 2023E; BTRS ‘23E margin used as proxy for 2024E

Confidential – Preliminary Draft Everest – Operational Benchmarking (Cont’d) Everest, Flywire, Payoneer, Definitive, Doximity presented on a net revenue basis; other companies presented on a gross revenue basis BillTrust financials represent the latest figures available prior to the take-private by EQT (9/28/22). As such, they represent different periods than those for the other trading peers Median: 13.9% Median: 28.9% 43.7% Adj. EBITDA 32.4% 32.6% Margin 26.7% 30.1% 27.8% 24.1% 2023E 21.2% (8.7%) 18.6% 19.3% 13.9% 13.1% 7.2% 4.1% 2.1% NM NM NM 1 Everest ust B om n Everest Enterpris WholeCo Cons. Median: 19.2% Median: 29.7% 44.0% Adj. 34.9% 33.3% EBITDA 31.0% 27.1% 28.4% Margin 24.3% 21.8% 22.5% 2024E 19.2% 19.2% 15.2% 7.2% 9.0% 7.7% (0.7%) NM NM NM 1 Everes ust B om Everest Enterpri WholeCo Cons. 4 Project Everest Source: Company filings, FactSet (9/1/23) Note: Everest based on Management projections except where indicated as Consensus; Everest figures pro forma for sale of HealthPay 1. Represents latest Billtrust financials prior to acquisition by EQT (Data as of 9/28/22); BTRS ‘22E margin used as proxy for 2023E; BTRS ‘23E margin used as proxy for 2024E

Confidential – Preliminary Draft These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Everest to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Project Everest